UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024 (October 30, 2024)

BLACKROCK PRIVATE CREDIT FUND

(Exact name of registrant as specified in its charter)

Delaware	814-01485	87-4655020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Hudson Yards New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Appointment of Philip Tseng as Trustee and Chair of the Company

On October 30, 2024, the Board of Trustees of BlackRock Private Credit Fund (the “Company”) appointed Philip Tseng to the Board of Trustees of the Company and appointed him as Chair of the Board of Trustees, each effective as of the close of business on January 31, 2025. Mr. Tseng is a Managing Director of BlackRock, Inc. Mr. Tseng serves on the Board of Directors of BlackRock Direct Lending Corp. (“BDLC”) and BlackRock TCP Capital Corp. (“TCPC”). Mr. Tseng currently serves as President of the Company, TCPC and BDLC. Effective as of the close of business on November 6, 2024, Mr. Tseng will cease to serve as the President of the Company, TCPC and BDLC and will start to serve as the Chief Executive Officer of the Company, TCPC and BDLC. Mr. Tseng also was named Chair of the Board of BDLC and TCPC, each effective as of the close of business on November 6, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Private Credit Fund

Date: October 31, 2024	By:	/s/ Laurence D. Paredes
	Name:	Laurence D. Paredes
	Title:	Secretary